EXHIBIT 8.1

July 6, 2010

Central Illinois Public Service Company

607 East Adams Street

Springfield, Illinois 62739

Ladies and Gentlemen:

We have acted as special counsel to Central Illinois Public Service Company, an Illinois corporation (including as renamed to Ameren Illinois Company after the Effective Time, the “Company”), in connection with the proposed merger (the “Merger”) of Illinois Power Company, an Illinois corporation (“Illinois Power”) with and into the Company, pursuant to the Agreement and Plan of Merger (as amended through the date hereof, the “Agreement”) dated as of April 13, 2010, among Illinois Power, Central Illinois Light Company and the Company.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.  At your request, and in connection with the mailing of the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the Joint Information Statement contained therein, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Registration Statement, the Joint Information Statement contained therein (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion.  In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by the Company and Illinois Power in their joint officer’s certificate dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificate”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificate “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, (v) the Merger will qualify as a statutory merger under the IBCA and (vi) the Company and Illinois Power and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below.  If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above.  Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz